Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: +808-352-0749
Majuro, MH 96960 - Marshall Islands	Email: dreeder.rmi@gmail.com

Danaos Corporation

c/o Danaos Shipping Co. Ltd., Athens Branch

14 Akti Kondyli

185 45 Piraeus

Greece

November 26, 2019

Re: Danaos Corporation, a Republic of the Marshall Islands corporation (the “Company”)

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”) and are members in good standing of the Bar of the RMI.  We are acting as legal counsel in the RMI to the Company in connection with (i) the Company’s public offering of 9,000,000 shares of its common stock (the “Underwritten Securities”), (ii) the option to purchase up to 1,350,000 additional shares of common stock (together with the Underwritten Securities, the “Securities”) set forth in the Underwriting Agreement (the “Underwriting Agreement”), dated November 21, 2019, between the Company and Citigroup Global Markets Inc. and Jefferies LLC, as Representatives of the several Underwriters (the “Underwriters”), and (iii) the registration statement (File No. 333-230106), including the Base Prospectus, the Preliminary Prospectus and the Final Prospectus of the Company, dated November 21, 2019 (collectively, the “Prospectus”), with respect to the offering of the Securities.

This opinion has been prepared for use in connection with the filing by the Company of a  Form 6-K, to be filed on or about the date hereof, which will be incorporated by reference into the Registration Statement and Prospectus.

In connection with this opinion, we have examined such documents as may be required to issue this opinion, including the Company’s constitutional documents and certain resolutions adopted by the Company’s Board of Directors relating to the offering of the Securities and such other documents or records of the proceedings of the Company as we have deemed relevant, and the Prospectus and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Securities are duly authorized and, when issued and delivered to and paid for by the Underwriters will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Business Corporations Act of the Republic of the Marshall Islands, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the Republic of the Marshall Islands.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the above described Current Report on Form 6-K and its incorporation by reference into the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Dennis J. Reeder

Dennis J. Reeder
Reeder & Simpson, P.C.